UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009 (August 7, 2009)

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LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Powell Court, Suite 200 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 372-8500
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 pages

Exhibit Index located on Page 4

Item 2.02     Results of Operations and Financial Condition.

On August 7, 2009, LifePoint Hospitals, Inc. (the "Company") issued a press release announcing results for the second quarter and six months ended June 30, 2009.  See the press release attached as Exhibit 99.1.

Item 8.01.     Other Events.

The Company also announced that its Board of Directors has authorized a share repurchase program of up to $100 million of the Company’s common stock over the next 18 months.  The Company, which had approximately 54.8 million shares of common stock outstanding as of July 31, 2009, is not obligated to repurchase any specific number of shares under the program.  Based on the July 31, 2009, closing price of $27.66 per share, approximately 3.6 million shares, or 6.6% of the Company’s shares outstanding, could be repurchased for $100 million.  Purchases under the program may be funded with a portion of the Company’s cash on hand or cash generated from operations.  See the press release attached as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None required

(b)	Pro forma financial information.

None required

(c)	Shell company transactions.

None required

(d)	Exhibits.

99.1 Copy of press release issued by the Company on August 7, 2009.

Page 2 of 4 pages

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 7, 2009	LIFEPOINT HOSPITALS, INC.

		By:	/s/ Jeffrey S. Sherman

Jeffrey S. Sherman
Executive Vice President
and Chief Financial Officer

Page 3 of 4 pages

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release issued by the Company on August 7, 2009.

Page 4 of 4 pages